UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

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                                                                                                  Forest Laboratories, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERSCHEL S. WEINSTEIN                                                                                                                                                                 TELEPHONE:

VICE PRESIDENT - GENERAL COUNSEL &                                                                                                                                                                                                                              (212) 224-6600

CORPORATE SECRETARY

FACSIMILE:

(212) 224-6740

July 26, 2011

To All Forest employees:

Proxy Materials for the 2011 Annual Meeting of Stockholders

Forest’s Annual Meeting of Shareholders will be held on August 18, 2011.  As Forest employees, many of you own shares of Forest stock (including shares acquired through an option exercise or shares of restricted stock).  You can vote shares of Forest stock that you held as of June 24, 2011, the record date for the Annual Meeting, at the upcoming Annual Meeting.

Depending on how you hold your Forest shares, you may receive multiple copies of proxy materials for the Annual Meeting as well as multiple proxy cards.

Under Forest’s 2007 Equity Incentive Plan, you are entitled to vote your shares of restricted stock received under the Plan, regardless of whether that restricted stock has vested or not.  If you hold restricted stock, you will receive one proxy card for shares that were not vested as of the record date and a separate proxy card for shares that were vested on or before the record date.

If you hold shares of Forest stock that were acquired other than pursuant to the Plan, whether registered in your name or in street name, you will receive one proxy card for each account which holds shares.  Shares held in “street name” refers to when a brokerage or other financial intermediary holds the shares in its name and not in your name, but for your account.

If you want to vote for the Company’s nominees with all of the shares you hold—whether across different accounts, in vested and unvested portions or otherwise— you should fill out a WHITE proxy card for each of your accounts or forms of ownership.

If you have any questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., Telephone: 212-929-5500, Toll-Free: 800-322-2885, Email: frxproxy@mackenziepartners.com.

Please sign, date and return all WHITE proxy cards you receive from the Company to vote for the Company’s director nominees and in accordance with the Board’s other recommendations.  If you choose to vote by phone or by Internet, please vote once for each WHITE proxy card you receive in accordance with the instructions on the proxy card.  For additional information on this year’s Annual Meeting, please visit www.frx2011annualmeeting.com.

HSW

FOREST LABORATORIES, INC. 909 THIRD AVENUE, NEW YORK, N.Y. 10022-4731